TTC / GPG WOOD SUPPLY POLICY

                           SOUTHERN UNITED STATES

                        (EXCLUDING SE ARKANSAS & MISSISSIPPI)

                              (EFFECTIVE JUNE 30, 1998)


  1.   SCOPE

  a)   This Policy will govern the sale of all timber and wood fiber by TTC to

   GPG

       from TTC's Coastal Georgia, Chattahoochee, Florida, Piedmont, and

       Whiteville/Virginia-Roanoke forests (hereinafter collectively the

       "Southern

       Forests and individually a "Forest")  nominated by GPG pursuant to

        Section

       2 below for consumption at current GPG manufacturing facilities in

        Alabama,

       Georgia, Florida, North Carolina, South Carolina, and Virginia,

  b)   This Policy does not cover sales of timber and wood fiber in the coastal

       South Carolina region, Southeast Arkansas, Mississippi, and the Ashdown

       Forest, which are covered by separate agreements.

  2.   VOLUMES

  a)   By September 1, 1998, and by September 1 of each year thereafter during the

       term of this Policy, TTC shall offer for sale to GPG for the year beginning

       the following January 1 tracts representing 80% of TTC's projected annual harvest of timber and wood fiber from the Southern Forests and no less than

       70% of the projected annual harvest of timber and wood fiber from each

       Forest .  To the extent that TTC has stand and stocking information relating to the tracts offered to GPG it shall provide such information to

       GPG with the list of tracts offered on each September 1st.

  b)   On or before November 1, 1998, and on or before November 1 of each year thereafter during the term of this Policy, GPG shall nominate to purchase from TTC tracts representing not less than 60%, and not more than 80%, of TTC's projected annual harvest of timber and wood fiber from the Southern

       Forests for the year beginning the following January 1.

  c)   In the event that GPG nominates less that 40% of the volume offered by

  TTC

       in each Forest, GPG shall meet with TTC to discuss a price at which GPG would be willing to purchase a minimum of 40% of the volume offered at any such Forest.

  d)   TTC shall be free to sell the portion of its annual harvest of timber and wood fiber not elected for purchase by GPG to third parties and/or through the sealed bid process.

  e)   In all years, GPG will have the right to bid, along with third parties,

  on

       any timber or wood fiber offered for sale by TTC on a sealed bid basis.

  3.   PRICE

  a)   The monthly price charged by TTC for all timber and wood fiber sold to

  GPG

       from each Forest shall be the prior three-month weighted average of prices

       of GPG's delivered wood purchases in that area (all  volumes that cross the

       scale except  timber and wood fiber purchased under this Policy),

       multiplied by one plus any applicable premium percentage as provided in paragraph (d) below, less the TTC cut and haul cost, except that for

       July,

       1998, the weighted average prices for May and June shall be used.

  b)   Beginning August 1, 1998 NC, SC,  WVA and VA (Wendell serviced areas)

  will

       begin pricing on a three-month rolling average with a one month lag.

  c)   A sample price calculation is attached for illustrative purposes as

  Exhibit "A".

  d)   GPG will pay TTC the premiums for timber and wood fiber listed on Exhibit

       "B" attached hereto and made a part hereof.

  e)   Premiums shall be billed in a manner consistent with the current practice

       (e.g., weekly with wood invoices).

  f)   Payments to TTC from GPG will be made predominantly on a "pay as cut"

       basis, subject to the requirements for advances against future cutting on volumes carried beyond 12 months as set forth in Sections 4(a) and 4(b)

       of this Policy.

  g)   Should GPG or TTC conclude that the actual transaction prices paid by GPG in a Forest do not represent the market value of the wood sold by TTC to

       GPG, the parties will first appeal to relevant market information available

       from a number of sources.  If the parties are still unable to agree on an appropriate price, the issue will be determined using a dispute resolution process.

  4.   HARVEST SCHEDULING/CARRYOVER

  a)   GPG will have twelve months to complete the harvest of nominated tracts,

       provided that at the end of 1998 and subsequent years, TTC will grant a six-month extension of harvest for tracts representing in the aggregate no

       more than 30% of the nominated but uncut volume for such year in the

       Southern Forests.

  b)   All such 1998 carry-over volumes will be purchased by GPG by Timber Sale

       Agreement on 12/31/98 at a price equal to the unweighted average of monthly

       prices paid by GPG to TTC in July through December, 1998 as determined by

       Section 3(a) above.  In each of 1999 and 2000, GPG will be allowed to carry

       over into, and cut in, the following year up to 30% of its nominated but uncut volume for such year in the Southern Forests.  GPG will deliver to

       TTC on 12/31 of each year a Timber Sale Agreement  for such volumes priced,

       for wood carried over from each Forest, at the unweighted average of monthly prices paid by GPG to TTC during such year for wood delivered from

       such Forest during such year as determined by Section 3(a) above.  The

       Timber Sale Agreements will be in substantially the same form as Exhibit

       "C".

  5.   TERM

  a)   This Policy shall remain in effect through December 31, 2000.  If neither party gives written notice of its desire to re-negotiate or terminate it by

       October 15, 1998, the Policy will automatically be extended through 2001 and thereafter will be extended for an additional year on each succeeding

       January 1, until any such notice of termination of renegotiation is given by either party by the preceding October 15.  This Policy may not be unilaterally terminated on less than two years notice.

  b)   This Policy may be amended or terminated at any time by the Board of

       Directors of Georgia-Pacific Corporation or by mutual agreement of the parties.

  6.   MISCELLANEOUS

  a)   By April 1, 1999, TTC shall provide GPG with a good faith of estimate of

       TTC harvest plans for 1999 and 2000.

  b)   TTC and GPG each acknowledges and agrees that in dealing with the other party each party shall comply with all applicable laws.

  c)   This Policy contains the entire agreement between the parties concerning the purchase and sale of timber and wood fiber in the Southern Forests

       and

       cancels and supersedes all prior agreements, policy statements and understandings concerning the same subject matter, except those agreements listed in Exhibit "D" Draft.

  d)   Any alterations, revisions or amendments to this Policy shall be in writing

       and signed by representatives of both TTC and GPG and attached to this

       Policy.

  Agreed and Accepted:





  THE TIMBER COMPANY                  GEORGIA-PACIFIC GROUP



  By:  _______________________            By: ________________________

      Donald L. Glass                    John F. Rasor
      President and CEO                  Executive Vice President

                                     EXHIBIT "A"



  Summary Pricing Formula _  Illustrative Example for timber and wood fiber in

  Southern US



                            March   April     May  Total

  GPG PAP & Deed   Volume     2.7     6.1     8.7    17.5

                   Amount    $530    $526    $517    $522







                       Prem.

                      Factor   Adj.     Est.  Stumpage

                               Price    C&H

  GPG Component  $522  1.10      $574   105       $469




  Formula Price

       $469

                                     EXHIBIT "B"


                                    FEE PREMIUMS





             FOREST BASIN MILL          SPECIES/PRODU   UOM  FEE PREMIUM


                                              CT                  %

                 Alabama  Talladega     Lg Pine         MBF       0%

                          Talladega     Hardwood ST     MBF       0%

                          Peterman      Lg Pine         MBF       5%

                          Peterman      Hardwood ST     MBF       9%

                          Fayette       Chip-N-Saw      CDS      11%

                          Fayette       Lg Pine         MBF      12%

            Whiteville  / Dudley        Hdwd Pulp       CDS       0%

            Virginia

            Roanoke

                          Dudley        Pine Pulp       CDS       0%

                          Dudley        Gum & Poplar    MBF       0%

                          Whiteville    Lg Pine         MBF       4%

                          Whiteville    Chip-N-Saw      CDS       4%

                          Dudley        Chip-N-Saw      CDS       5%

                          Dudley        Lg Pine         MBF      10%

                          Skippers      Hdwd Pulp       CDS       1%

                          Skippers      Pine Pulp       CDS       2%

                          Emporia       Lg Pine         MBF       3%

                          Ahoskie       Chip-N-Saw      CDS       5%

                          Creedmoor     Chip-N-Saw      CDS       5%

                          Wakefield     Chip-N-Saw      CDS       9%

            N. Georgia    Warm Springs  Gum             MBF       0%

                          Warm Springs  Small Pine      CDS       0%

                          Madison       Tree Length     CDS       0%

                                        Pine

                          Madison       Chip-N-Saw      CDS       0%

                          Monticello    Tree Length     CDS       0%

                                        Pine

                          Monticello    Gum & Poplar    MBF       4%

                          Madison       Pine Pulpwood   CDS       7%

                          Chipping

                          Monticello    Lg Pine         MBF       8%

                          Warm Springs  Lg Pine         MBF       8%

                          Warrenton     Chip-N-Saw      CDS       8%

                          Madison       Lg Pine         MBF       9%

                          Madison       Pine Pulpwood   CDS      10%

            S. Georgia -  Brunswick     Hardwood        CDS      - 4%

            Florida                     Pulpwood

                          Cedar Spring  Hardwood        CDS       1%

                                        Pulpwood

                          Brunswick     Pine Pulpwood   CDS       3%

                          Claxton       Chip-N-Saw      CDS       4%

                          Cedar Springs Pine Pulpwood   CDS       5%

                          Palatka Chip  Pine Pulpwood   CDS       5%

                          Mill

                          Sterling      Chip-N-Saw      CDS       6%

                          Palatka Chip  Hardwood        CDS      10%

                          Mill          Pulpwood

                          Hawthorne     Sm Pine         CDS      10%

                          Palatka       Chip-N-Saw      CDS      10%

                          Cross City    Chip-N-Saw      CDS      10%

                          Hawthorne     Lg Pine         MBF       8%

                                     EXHIBIT "C"


                                TIMBER SALE AGREEMENT

                                   (With Advance)



       THIS TIMBER SALE AGREEMENT (THIS "AGREEMENT"), made this 31st day of

  December, 1998, by and between Georgia-Pacific Corporation, a Georgia corporation, d/b/a THE TIMBER COMPANY ("SELLER"), and GEORGIA-PACIFIC

  CORPORATION (G-P GROUP) ("PURCHASER").

       IN CONSIDERATION of the agreements on the part of the PURCHASER herein contained, SELLER grants to PURCHASER the right for the term hereof to cut and remove certain standing timber described in Paragraph 1 below, located on

  SELLER's tracts more particularly described or shown on EXHIBIT "A" attached hereto (the "Property").

  1.   TIMBER.  PURCHASER shall cut and remove from the Property all merchantable timber.

  2.   PRICE AND PAYMENT.

  a.        For Timber cut, removed, and sold to PURCHASER hereunder, PURCHASER shall pay SELLER on a per ton basis pursuant to the price schedule set forth on EXHIBIT "B" attached hereto.

  b.        The total consideration and purchase price of Timber sold hereunder shall be based upon the actual volumes of Timber cut and removed from the

       Property at the prices specified above.  PURCHASER has paid SELLER the sum

       of _________________ DOLLARS ($_______) as an advance payment (50% of estimated total value), which shall be applied as payment for Timber subsequently cut hereunder at the specified prices.  Upon exhaustion of credit for the advance payment, payment shall be made weekly for Timber cut

       and removed the preceding week at the prices specified above.  The volumes

       of the Timber cut and removed will be determined by scalers at the places of delivery.


  c.        PURCHASER shall remit each week to SELLER original scale tickets and/or a settlement summary (ticket level) showing the volume cut and removed during the preceding week.  Payment shall be made to SELLER at the address specified by SELLER.

  3.   TITLE AND RISK OF LOSS.  Title to the Timber sold hereunder and all risk of

       loss shall pass from SELLER to PURCHASER concurrently with the severance of the Timber from the stump.

  4.   TERM. PURCHASER shall have 6 months from the date hereof to cut and remove

       the Timber. In the event that PURCHASER cannot complete the harvest of any

       Timber within such 6 month period the term shall be extended for a period of up to 3 months on a tract by tract basis for fees consistent with local

       practice,  provided that the extension fee for any tract shall not exceed ten percent of the total value of the remaining Timber on said tract.

  5.   DISCLAIMER.  SELLER makes no warranty nor representation as to the suitability, quality or quantity of Timber covered hereby, nor the logging

       conditions required to harvest said Timber.  PURCHASER acknowledges that it

       has inspected the Property and Timber and has satisfied itself as to such

       Timber and the condition of the Property, and PURCHASER is not relying on any representation of SELLER.

  6.   BMPS.  PURCHASER agrees that cutting, skidding, loading and hauling operations hereunder shall in all respects comply with the Best

       Management

       Practices (BMPs) adopted by the state in which the Timber is located.

  7.   HARVESTING OPERATIONS AND PRACTICES.  PURCHASER shall adhere to the following conditions in conducting its harvesting operations hereunder:

  a.        PURCHASER agrees to cut all trees as close to the ground as practicable.

  b.        PURCHASER agrees to exercise all possible precautions against forest fires, to notify SELLER and the appropriate authorities of any fires that may occur or threaten the Property, and to cooperate in the extinguishment

       of any such fires.  In the event that any such fires are caused by

       PURCHASER, its agents, employees, or contractors, PURCHASER shall be liable for all damages arising therefrom.

  c.        PURCHASER shall use all reasonable care in its operations hereunder so

       as not to materially damage the Property by logging when the site is abnormally wet.

  d.        All mobile equipment which is serviced on the Property must be serviced away from streams, ditches, or drainages.  Oil or other potential

       contaminants that are being removed during the servicing process must be contained and disposed of properly.

  e.        All refuse generated during operations on the Property, including,

  but

       not limited to, lunch or snack containers, paper, cans, oil cans,

       bottles,

       filters, tires, and discarded equipment, must be disposed of properly.

  f.        PURCHASER shall repair all fences, roads or structures damaged by its

       logging operations and leave all roads, fire breaks, property lines,

       running streams, and drainage ditches clear of logs, timber, limbs, or debris, and if the repairs are not made or if the debris is not removed

       and

       cleared promptly after notice from SELLER, SELLER may undertake such repair

       or removal for PURCHASER's account, and PURCHASER shall be liable to

       SELLER

       for any expense incurred in repairing or removing same.

  8.   ACCESS.  PURCHASER shall have the non-exclusive right to use SELLER's private roads on the Property.  New roads will not be constructed without prior written approval of SELLER as to location.  Any new roads shall be constructed, maintained and left in a condition that meets state BMPs.

       All

       roads, skid trails and drains shall be maintained in good condition and kept open and passable, shall be waterbarred, and shall be left in as good

       condition and repair as now exists upon completion of logging.  Nothing contained herein shall require SELLER to provide all weather access to any

       tract.  If with SELLER's prior written approval, PURCHASER constructs a road for access to timber sold hereunder, SELLER shall reimburse

       PURCHASER

       for the actual and reasonable cost of the road.

  9.   ENDANGERED SPECIES.  In the event any threatened or endangered species are

       discovered on the Property during the course of operations allowed by this

       Agreement, or in the event PURCHASER learns that its activities might otherwise constitute a violation of the Endangered Species Act, PURCHASER shall immediately cease cutting operations and notify SELLER and any appropriate regulatory agency.  In the case of such discovery of a threatened or endangered species, the volume of Timber which remains uncut

       for the protection of the threatened or endangered species shall be deleted

       and removed from this Agreement and the sums to be paid by PURCHASER shall be adjusted accordingly.

  10.  COMPLIANCE WITH LAW.  PURCHASER shall at all times comply with all applicable federal, state, and local laws and regulations in the performance hereof.  PURCHASER agrees that PURCHASER and PURCHASER's employees, representatives and agents will comply with OSHA safety regulations by wearing proper safety equipment while on the Property.

       PURCHASER shall obtain all permits, public approvals or licenses necessary

       for the performance of this Agreement.

  11.  TIMBER SALVAGE.  In the event that the quality or product composition of the Timber is altered through physical damage to the Timber due to reasons

       beyond the control of PURCHASER, including but not limited to fire,

       insects, or wind, PURCHASER upon notification by SELLER shall immediately attempt to salvage said damaged Timber if reasonably possible, and the purchase price thereof shall be adjusted by mutual agreement to reflect the salvage value of the Timber.

  12.  INDEMNIFICATION.  SELLER shall in no way be liable or responsible for any injury or damage done or occasioned by the actions or operations of

       PURCHASER under this Agreement, and PURCHASER binds and obligates itself to

       pay and satisfy any and all claims arising on account of its operations hereunder.  PURCHASER further agrees to indemnify, defend, and hold

        SELLER,

       its agents and employees harmless from any and all liability, claims,

       damages and losses, including attorneys' fees and court costs, which may result from failure to abide by any laws or regulations and from injury to

       any person or property caused by PURCHASER's exercise of the rights herein

       granted.  In executing this Agreement, PURCHASER expressly agrees to the above indemnity provisions and states that PURCHASER intends to specifically bind itself to indemnify SELLER in every instance set forth above

  13.  WARRANTY OF TITLE.  SELLER warrants title to the Timber sold hereunder

   and

       agrees to fully defend and indemnify PURCHASER against all claims asserted

       by any party.

  14.  RESERVED RIGHTS.

  a.   SELLER reserves the right to enter the Property at any time for the purpose

       of inspecting logging operations, making or maintaining fire lines, or doing any other necessary forest management work, including the carrying out of other woods operations which do not interfere with PURCHASER's operations hereunder.

  b.   SELLER reserves the right to stop or interrupt PURCHASER's operations hereunder when SELLER in its sole discretion deems significant site damage

       or forest fires will likely result from continued operations, provided that

       in the event such right is exercised, the term of this Agreement shall be extended by the number of days that such stoppage or interruption continues.

  c.   SELLER reserves the right to make and execute any contracts with reference

       to all oil, gas and other minerals in, on and under any portion of the

       Property and the right to grant any and all reasonable and necessary rights

       of ingress and egress for the exploration, exploitation, production,

       transportation, removal or handling of such oil, gas and all other minerals

       or mineral products, provided that SELLER shall reimburse PURCHASER for the

       loss of any Timber as a result of such mineral operations.

  15.  ALCOHOLIC BEVERAGES, DRUGS AND FIREARMS.  PURCHASER hereby acknowledges that SELLER has informed PURCHASER of its policies that being under the influence of, bringing in, possessing, providing, manufacturing or other production of, buying, selling or using alcoholic beverages, unauthorized drugs or controlled substances on the Property, and the possession of firearms on the Property, are strictly prohibited.  PURCHASER understands and agrees that PURCHASER, its officers, agents and employees will follow these policies during the term of this Agreement.  PURCHASER further agrees

       to report to the proper law enforcement authorities or SELLER, either locally or anonymously to the G-P Hotline at 1-800-234-4321, any observed or suspected marijuana or other controlled substance growing or being manufactured on the Property.

  16.  ASSIGNMENT.  PURCHASER shall not assign this Agreement or any rights thereunder without the previous consent of SELLER in writing first obtained

       and only then subject to the conditions and restrictions contained herein.

       In the event of any such assignment, PURCHASER shall in no way be released

       from the performance of its obligations contained herein.

  17.  BOUNDARIES.  PURCHASER AND SELLER acknowledge that prior to the execution of this instrument, SELLER or its representative has determined the boundary lines of the Property and has fully, accurately, and completely described or clearly marked said boundaries to PURCHASER.  SELLER agrees to

       defend, protect, and hold PURCHASER and independent contractors, harmless from any and all loss, cost, damages, and/or expenses, arising from claims

       of trespass for any Timber cut within the designated boundaries.


  18.  AGENTS.  For the purpose of paragraph 7, 10, 12, 15 and 17 the term

       PURCHASER shall be defined to include PURCHASER's, officers, agents,

       employees, and contractors.

  19.  PRIORITY.  The rights granted PURCHASER hereunder shall be subject to any prior easement, servitude, right-of-way, lease, contract, deed, or other written instrument affecting the Property, or any conditions or restrictions now of record or imposed by law.

  20.  WAIVER.  Any delay or failure by SELLER in the strict enforcement of the provisions of this Agreement with respect to any default by PURCHASER hereunder shall not constitute a waiver of SELLER's rights respecting such

       default or any other default hereunder.

  21.  TAXES.  Unless otherwise agreed, PURCHASER agrees to pay all severance taxes upon Timber cut from the Property hereunder, except in Georgia where SELLER shall pay all severance taxes.

  22.  NOTICES.  Any notice required or permitted to be given hereunder shall be deemed properly given on a date personally delivered by messenger service,

       overnight courier service or telecopy (facsimile) transmission, or three

       (3) days after same is deposited with the United States Postal Service by registered or certified mail, postage prepaid, return receipt requested,

       to

       the parties at the following address or telecopy/facsimile numbers:

         SELLER:   THE TIMBER COMPANY
                        100 Peachtree Street, NW
                         Suite 2650
                         Atlanta, Georgia  30303
                         ATTN.:  Gary A. Myers
                         Telecopier:  (404) 586-9723



          PURCHASER:     GEORGIA-PACIFIC CORPORATION
                         133 Peachtree Street, NE
                         Atlanta, Georgia  30303
                         ATTN.:  Michael P. McCollum
                         Telecopier:  (404) 584-1467



  23. ENTIRE AGREEMENT. This instrument represents the entire agreement between the parties and any alterations thereof or amendments thereto shall be in writing and signed by all parties.



       IN WITNESS WHEREOF, SELLER and PURCHASER have caused this Agreement to be duly executed by authorized representatives, in duplicate originals, on this the

  day and year first above written.



  PURCHASER:                         SELLER:









  GEORGIA-PACIFIC CORPORATION        Georgia-Pacific Corporation

  (G-P GROUP)                        d/b/a

                                     THE TIMBER COMPANY



  By:                                By:


         John F. Rasor                     Donald L. Glass
         Executive Vice President          President and CEO

                                     EXHIBIT "D"

  1.      Subsequent to June 30, 1998, TTC and GPG mutually agreed to revise the

     Premium applied to the sale of large sawtimber at Hawthorne. Effective October 1, 1998 this premium was changed to 8 percent and this Policy has been revised to reflect that change.


  2. Subsequent to June 30 1998, TTC and GPG agreed to remove the Ashdown Forest from the terms and conditions of this Policy. Effective January 1, 1999 the Ashdown Forest will covered by a separate written agreement and will
     not be subject to this Policy. This Policy has been revised to reflect that change.

  3.      Subsequent to June 30, 1998, TTC and GPG mutually agreed that the price

     for timber and wood fiber on tracts nominated by GPG which is not of the type

     that can be consumed by GPG mills shall be the actual price obtained by GPG for the sale of such timber and wood fiber to third parties.  It is agreed that TTC and GPG shall jointly market such timber and wood fiber on terms

      and

     conditions (including cut and haul rates) generally acceptable to TTC. This agreement shall also apply to timber sold under the Timber Sale Agreements referenced in Sections 4 (b) and 4 (c) of the Policy.  This agreement may be

     cancelled by either party at any time.